SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2013

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Certain Officers

(b)   Jones Lang LaSalle Incorporated (the “Company”) has announced that Lauralee E. Martin, the Chief Executive Officer of the Company’s Americas regional business segment and a member of the Company’s Global Executive Committee, has resigned from the Company, effective immediately, in order to become the Chief Executive Officer of HCP, Inc., a U.S. publicly traded real estate investment trust that is focused on the healthcare industry and has over $20 billion in assets (NYSE:HCP). Ms. Martin has served as a member of the Board of Directors of HCP since 2008.

Colin Dyer, Global Chief Executive Officer of the Company, will assume direct oversight of the Americas region immediately following Ms. Martin’s departure.

The full text of the press release announcing Ms. Martin’s resignation is furnished as Exhibit 99.1 to this Report.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are included with this Report:

 99.1    Press Release dated October 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2013	JONES LANG LASALLE INCORPORATED

By:	/s/ Mark J. Ohringer
	Name:	Mark J. Ohringer
	Title:	Executive Vice President, Global General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit

99.1             Press Release dated October 3, 2013

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